EXHIBIT 99.1

Louisiana Bancorp, Inc. Announces Extension of Stock Repurchase Program

METAIRIE, La., Sept. 16, 2009 (GLOBE NEWSWIRE) -- Louisiana Bancorp, Inc. (the "Company") (Nasdaq:LABC), the holding company for Bank of New Orleans (the "Bank"), announced today that it has extended the duration of its previously announced fourth stock repurchase program for a period of three months to December 17, 2009. The Company has acquired 239,685 shares under the program leaving a balance of 32,323 shares remaining to be purchased. These shares may be acquired in the open market or privately negotiated transactions, as and when deemed appropriate by management.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

CONTACT:  Louisiana Bancorp, Inc.
          Lawrence J. LeBon, III, Chairman, President &
           Chief Executive Officer
          John LeBlanc, SVP & Chief Financial Officer
          (504) 834-1190